U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                         Post Effective Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             RP ENTERTAINMENT, INC.
                 (Name of Small Business Issuer in its charter)

           Nevada                                               93-1221399
-----------------------------                            ----------------------
(State or Jurisdiction of                                IRS Employer ID Number
Incorporation or Organization)

                                      7819
             -------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

       1900 Avenue of the Stars, Ste. 1450, Los Angeles, California 90067
                       (310) 277-4140; Fax (310) 277-4228
         ---------------------------------------------------------------
        (Address and telephone number of Registrant's principal executive offices and principal place of business)

                                 John Holt Smith
        1900 Avenue of the Stars, Ste 1450, Los Angeles, California 90067
                       (310) 277-1250; Fax (310) 286-1816
             ------------------------------------------------------
           (Name, address, and telephone number of agent for service)


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                         Proposed       Proposed
Title of                                 maximum        maximum
securities        Amount                 offering       aggregate    Amount of
to be             to be                  price          offering   registration
registered        registered             per share      price           fee
----------        ----------             ---------      -----           ---
Common           1,000,000 SHS.           $ .25        $250,000        $62.50
===============================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                         POST EFFECTIVE AMENDMENT NO. 1


                          DEREGISTRATION OF SECURITIES

On June 19, 2001, RP Entertainment, Inc. filed a registration statement on Form SB-2 (No. 333-63352) (the "Registration Statement") that registered 1,000,000 shares of its common stock for resale from time to time. The Registration Statement was declared effective by the Commission on October 9, 2001.

The Registration Statement was filed in order to register shares of our common stock to be offered and sold in a direct offering.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-B, we have filed this Post-Effective Amendment No. 1 to remove from registration all of the shares which remain unsold under the Registration Statement at the termination of the offering.

This Post-Effective Amendment No. 1 to the Registration Statement deregisters all of the 1,000,000 shares of our common stock registered pursuant to the Registration Statement remaining unsold thereunder as of the date hereof.









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                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Post Effective Amendment No. 1 of the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on March 7, 2002.


                                            RP ENTERTAINMENT, INC.

                                    By:     Douglas S. Borghi
                                    ---------------------
                                            DOUGLAS S. BORGHI
                                            Chairman of the Board and
                                            President


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


                                    SIGNATURE




Douglas S. Borghi                               Date:  March 7, 2002
---------------------
DOUGLAS S. BORGHI
Chairman of the Board and
President and Treasurer
(Principal and Executive Officer)


John Holt Smith                                 Date:  March 7, 2002
---------------------
JOHN HOLT SMITH
Chief Executive Officer, Secretary
and Director
(Principal Financial Officer)











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